SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2005

TEKNI-PLEX, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

333-28157	22-3286312
(Commission File Number)	(IRS Employer Identification No.)

260 NORTH DENTON TAP ROAD
COPPELL, TEXAS	75019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 304-5077

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

      On September 21, 2005, Tekni-Plex, Inc. (the “Company”) issued a press release, furnished as Exhibit 99.1 and incorporated herein by reference, announcing that it has become aware of certain accounting errors at its American Gasket & Rubber Division which has resulted in an overstatement of inventory of approximately $7.7 million. It also announced that it has determined that certain other accounts had been misclassified.

     The Company has not concluded its investigation into the accounting errors and an independent accounting firm has been hired to assist in the investigation of this matter.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits.

Exhibit No.	Description

99.1	Press Release of Tekni-Plex, Inc. dated September 21, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekni-Plex, Inc.

Date:	September 21, 2005	By:	/s/ James E. Condon

			Name:	James E. Condon
			Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Tekni-Plex, Inc. dated September 21, 2005.